Exhibit 3.2

EXECUTION VERSION

SUBORDINATED LOAN AGREEMENT

THIS SUBORDINATED LOAN AGREEMENT (this “Agreement”) is dated as of March 22, 2016 (the “Agreement Date”), and is made by and between First Colebrook Bancorp, Inc., a Delaware corporation (“Borrower”), and StoneCastle Financial Corp., a Delaware corporation (“Initial Lender”).

RECITALS

A.           Borrower is the holding company for its wholly-owned subsidiary bank, Granite Bank, a commercial bank organized under the laws of the State of New Hampshire (the “Bank”).

B.           Borrower has requested that Initial Lender provide it with a term loan (the “Term Loan”) in the principal amount of $5,000,000 pursuant to the terms of this Agreement, evidenced by a term note due April 1, 2026, substantially in the form attached hereto as Exhibit A (the “Note”).

C.           Borrower and Initial Lender do not intend that the Term Loan qualifies as Tier 2 capital under the applicable capital adequacy rules and regulations promulgated by the Federal Reserve.

D.           Borrower and Initial Lender intend that the Term Loan will qualify as Tier 2 capital in the event that the Term Loan is pooled with other term loans as part of a CLO Transaction, to be reflected by the issuance of a new term note with appropriate modifications pursuant to the terms of this Agreement.

E.           This obligation is not a deposit and is not insured by the federal deposit insurance corporation or any other government agency. This obligation is subordinated to the claims of general creditors, is unsecured, and is ineligible as collateral for a loan by borrower.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein by this reference, and the mutual representations, covenants and agreements of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENTS

Section 1.          THE TERM LOAN.

Section 1.1           Aggregate Principal Loan Amount. The Initial Lender agrees to extend the Term Loan to Borrower in an aggregate principal amount of $5,000,000, in accordance with the terms of, and subject to the conditions set forth in this Agreement, as set forth on Schedule C to this Agreement. The unpaid principal balance plus all accrued but unpaid interest on the Term Loan shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of acceleration by the Lenders in accordance with the terms of this Agreement. The obligations of Borrower to the Lenders under the Term Loan shall be unsecured.

Section 1.2           Maturity Date. On the Maturity Date, all sums due and owing under this Agreement with respect to the Term Loan shall be repaid in full. Borrower acknowledges and agrees that the Initial Lender has not made any commitments, either express or implied, to extend the terms of the Term Loan past the Maturity Date, and the Term Loan shall not be extended unless Borrower and the Initial Lender hereafter specifically otherwise agree in writing.

Section 1.3           Closing.

(a)          Closing. Subject to the terms of this Agreement, the completion of the funding of the Term Loan (the “Closing”) shall be held on a date that is no later than March 22, 2016, and, provided that all of the conditions in Section 4.1 and Section 4.2 have been satisfied (disregarding for this purpose those conditions that are to be satisfied at the Closing), (i) determined by the Initial Lender in a written notice to the Borrower indicating the date that is the closing date for a CLO Transaction, as defined herein, for which Initial Lender is the issuer; or (ii) such other time as may be mutually agreed upon by the parties to this Agreement (the “Closing Date”), at such location or by such other method (including exchange of signed documents) as may be mutually agreed upon by the parties to this Agreement.

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Section 1.4           Interest Rate.

(a)          Applicable Rate. The Term Loan shall bear interest at a fixed rate of 7.99% per annum as set forth on Schedule C to this Agreement, provided that, in the event that the Term Loan is pooled with other term loans as part of a CLO Transaction pursuant to Section 3.7, Initial Lender, an assignee of Initial Lender or Servicer shall deliver to the Borrower for execution on or prior to the closing date of such CLO Transaction, a revised note which conforms to the requirements of Schedule C, including the requirement that provides for a fixed interest rate of 6.99% per annum, and the Term Loan shall thereafter bear interest at such rate beginning on the date on which such CLO Transaction is consummated, and upon Borrower’s execution and delivery of such revised note, the original Note shall be returned to Borrower marked “cancelled.”

(b)          Interest Payments. Interest accrued on the Term Loan shall be payable by Borrower quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2016 (each, an “Interest Payment Date”), and on the Maturity Date.

(c)          Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest, the date of funding shall be included and, subject to Section 1.7(a), the date of payment shall be excluded; provided, however, that if any funding is repaid on the same day on which it is made, one day’s interest shall be paid thereon.

Section 1.5           Optional Prepayment.

(a)          Prepayment Prior to Six-Month Anniversary. The Term Loan shall not be prepaid by Borrower prior to the six-month anniversary of its date of borrowing, which shall be the Closing Date, except that in the event (i) of a Tax Event (as defined below), or (ii) the Borrower is required to register as an investment company pursuant to the Investment Company Act of 1940 (each of the foregoing, a “Qualified Prepayment Event”), Borrower may prepay the Term Loan, on any interest payment date upon giving not less than 45 days’ notice to Lenders and Servicer, in whole but not in part, by paying the Prepayment Price (as defined below), together with unpaid accrued interest thereon to but excluding the date of prepayment. Any such prepayment notice shall be accompanied by an explanation or description of the applicable Qualified Prepayment Event and, if such Qualified Prepayment Event is a Tax Event, by delivery to Lenders or Servicer of a copy of any opinion of counsel of Borrower received by Borrower in connection with such Tax Event. Any prepayment made in connection with a Tax Event will be subject to the Borrower obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies) may impose with respect to prepayment of the Term Loan. “Tax Event” means the receipt by Borrower of an opinion of counsel to Borrower that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by Borrower on the Term Loan is no longer deductible by Borrower, in whole or in part, for United States federal income tax purposes.

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(b)          Prepayment Prior to Fifth Anniversary. In the event that the Term Loan is pooled with other term loans as part of a CLO Transaction pursuant to Section 3.7, the Term Loan shall not be prepaid by Borrower prior to the fifth (5th) anniversary of the closing date of such CLO Transaction, except that in the event (i) of a Qualified Prepayment Event, or (ii) a Tier 2 Capital Event (as defined below); provided that, on the closing date of the CLO Transaction and prior to the occurrence of such Tier 2 Capital Event (x) the Term Loan qualified as Tier 2 Capital, and (y) the Borrower was and is subject to consolidated financial reporting and risk based capital requirements and ratios as promulgated under BASEL III or any successor policy; Borrower may prepay the Term Loan, subject to the Lenders’ amendment right pursuant to Section 6.2(c), on any interest payment date upon giving not less than 45 days’ notice to Lenders and Servicer, in whole but not in part, by paying the Prepayment Price, together with unpaid accrued interest thereon to but excluding the date of prepayment. Any such prepayment notice shall be accompanied by an explanation or description of the applicable Qualified Prepayment Event or the Tier 2 Capital Event and (x) in the event of a Tier 2 Capital Event, by delivery to Lenders or Servicer of a copy of the opinion of independent bank regulatory counsel received by Borrower in connection with such Tier 2 Capital Event, or (y) if the Qualified Prepayment Event is a Tax Event, by delivery to Lenders or Servicer of a copy of any opinion of counsel of Borrower received by Borrower in connection with such Tax Event. Any prepayment made in connection with a Tax Event or a Tier 2 Capital Event will be subject to the Borrower obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies) may impose with respect to prepayment of the Term Loan. “Tier 2 Capital Event” shall mean receipt by the Borrower of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (x) any event (including any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Borrower or (y) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the closing date of the CLO Transaction, the Term Loan does not constitute, or no longer constitutes, for the Borrower, Tier 2 Capital (or its then-equivalent if the Borrower were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Borrower.

(c)          Prepayment on or After Six-Month Anniversary or Fifth Anniversary. At any time on an interest payment date on or after the six-month anniversary of the Closing Date, or, as applicable pursuant to Section 1.5(b), the fifth anniversary of the closing date of a CLO Transaction pursuant to Section 3.7, Borrower may, upon at least 45 days’ notice to Lenders, prepay all or a portion of the principal amount outstanding under the Term Loan, in a minimum aggregate amount of $100,000 or any larger integral multiple of $100,000 (unless the Borrower is prepaying the Term Loan in full), by paying the Prepayment Price, together with unpaid accrued interest thereon but excluding the date of prepayment.

Section 1.6           Receipt of Regulatory Approval. Borrower shall obtain any requisite approval of the Federal Reserve or other regulatory approval, and Lenders shall have no responsibility to verify whether Borrower has obtained any requisite approval of the Federal Reserve or other regulatory approval, for the payment of principal (including payment at maturity or prepayment prior to maturity). Borrower shall use commercially reasonable efforts to seek and maintain any and all regulatory or other approvals necessary to allow Borrower to make each scheduled interest payment on the Term Loan.

Section 1.7           Payments.

(a)          Manner and Time of Payment. All payments of principal and interest hereunder payable to Lenders shall be made, without condition or reservation of right and free of set-off or counterclaim, in U.S. dollars and by wire transfer (pursuant to Lenders’ or Servicer’s written wire transfer instructions) of immediately available funds delivered to Lenders not later than 11:00 a.m. (New York, New York time) on the date due. Funds received by Lenders after that time and date shall be deemed to have been paid on the next succeeding Business Day.

(b)          Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day without change in any computation of interest with respect to such payment (or any succeeding payment).

(c)          Application of Payments. All payments, excluding any amounts paid pursuant to Section 1.9(a)(viii), Section 3.9, or to the extent any amounts are paid to reimburse the holders for any costs incurred in conjunction with enforcing the Agreement or the obligations of Borrower under this Agreement or the Note, received by Lenders or Servicer from or on behalf of this or with respect to this Agreement or the Note shall be applied first to amounts due to Lenders or Servicer for any unpaid fees and expenses incurred, second to accrued interest under the Term Loan, and third to principal amounts outstanding under the Term Loan; provided, however, subject to the provisions of Section 5 of this Agreement, that after the date on which the final payment of principal with respect to the Term Loan is due or following and during any Event of Default, all payments received on account of Borrower’s liabilities shall be applied in whatever order, combination and amounts as each Lender, in its sole and absolute discretion, decides, to all costs, expenses and other indebtedness owing to such Lender. No amount paid or prepaid on the Term Loan may be reborrowed.

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Section 1.8           Subordination. The rights of the Lenders to the principal sum and to any accrued interest shall remain subject and subordinate in right of payment (in accordance with 12 C.F.R. § 217.20(d), as supplemented by the Federal Reserve’s subordinated debt policy statement, 12 C.F.R. 250.166, and Federal Reserve Supervisory Letter SR 92-37 (October 15, 1992)) to the claims of: (a) creditors of Borrower holding senior indebtedness, which shall include, at a minimum, the following: (i) all borrowed and purchased money (except such borrowed or purchased money that by its terms expressly ranks pani passu with, or junior to, the Term Loan); (ii) similar obligations arising from off-balance sheet guarantees and direct credit substitutes; and (iii) obligations associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements; and (b) general creditors (collectively, “Senior Claims”). Upon dissolution or liquidation of Borrower, no payment of principal, interest or premium (including post-default interest) shall be due and payable under the terms of the Term Loan until all Senior Claims shall have been paid in full. The Term Loan ranks equally with all of Borrower’s other present or future Unsecured Subordinated Debt whenever issued, except any of its Unsecured Subordinated Debt which may be expressly stated to be subordinated to the Term Loan. The Term Loan ranks senior to all current and future junior subordinated debt obligations, preferred stock and common stock of Borrower. “Unsecured Subordinated Debt” means unsecured subordinated debt of Borrower whether or not such debt is intended to qualify as Tier 2 capital under the applicable capital adequacy rules and regulations promulgated by the Federal Reserve.

Section 1.9           Closing Deliveries.

(a)          At least five (5) Business Days prior to the Closing (except as noted below), Borrower shall issue, deliver or cause to be delivered to Initial Lender the following:

(i)          the Note, free and clear of all restrictive and other legends (except as provided in the form of Note attached hereto as Exhibit A), duly executed by Borrower, to be held in escrow and released upon the Closing;

(ii)         a notice of borrowing, substantially in the form attached hereto as Exhibit B, delivered by 10:00 a.m. (New York, New York time) (the “Notice of Borrowing”).

(iii)        a legal opinion of Borrower’s counsel, dated as of the Closing Date and substantially in the form attached hereto as Exhibit C, executed by such counsel and addressed to Lenders, to be released upon the Closing;

(iv)        a certificate of the Secretary of Borrower, in the form attached hereto as Exhibit D, dated as of the Closing Date, to be held in escrow and released upon the Closing, certifying: (A) the resolutions adopted by the board of directors of Borrower (the “Board”) or a duly authorized committee thereof approving the borrowing of the Term Loan and approving the other transactions contemplated by this Agreement; (B) the current versions of the organizational documents and bylaws of Borrower; and (C) as to the signatures and authority of persons signing this Agreement and related documents on behalf of Borrower;

(v)         a certificate of the Chief Executive Officer, President or Chief Financial Officer of Borrower, in the form attached hereto as Exhibit E, dated as of the Closing Date, to be held in escrow and released upon the Closing, certifying to the fulfillment of the conditions specified in Section 4.1(a), Section 4.1(b) and Section 4.1(d);

(vi)        a certificate of existence or good standing for Borrower from each of the jurisdictions of Borrower’s incorporation and Borrower’s principal place of business, each as of a recent date;

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(vii)       a certificate of existence or good standing for the Bank from the jurisdiction of the Bank’s formation as of a recent date; and

(viii)      a transfer to Initial Lender or its designee, in immediately available funds, of a reimbursement to Lender of all of Lender’s reasonable transactional expenses in excess of $5,000, up to a maximum aggregate amount of $15,000; provided, however, that the amounts payable hereunder may be paid through a net settlement of the Term Loan amount to be transferred to Borrower pursuant to Section 1.1 and Section 1.9(b).

(b)          On or prior to the Closing, Initial Lender shall transfer to Borrower, in immediately available funds, an amount equal to the principal value of the Term Loan extended (at the option of Initial Lender, net of any amounts due to Initial Lender pursuant to Section 1.9(a)), in accordance with written wire transfer instructions indicated in the Notice of Borrowing delivered by Borrower to Initial Lender at least five (5) Business Days prior to the Closing.

Section 2.          REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower acknowledges that the representations and warranties of Borrower contained herein are a material inducement for Lenders to enter into this Agreement. Except as set forth on Schedule B to this Agreement, Borrower hereby covenants, represents and warrants to Lenders as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which are made as of such date) as follows:

Section 2.1           Organization. Borrower: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is in good standing in each other jurisdiction in which the nature of business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; (c) is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and (d) has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted.

Section 2.2           Subsidiary Organization. The Bank is the sole banking subsidiary of Borrower and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of or other equity interests in each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are directly owned by Borrower, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as otherwise disclosed in Schedule B. Each Subsidiary has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts offered by the Bank are insured by the FDIC to the fullest extent permitted under applicable law. No event attributable to Borrower or the Bank has occurred which would reasonably be expected to adversely affect the status of the Bank as an FDIC-insured institution.

Section 2.3           Authorization; Enforceability. Borrower has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Borrower have been authorized by all necessary corporate action, and no further corporate action is required by Borrower. This Agreement constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws (including laws and regulations specifically applicable to bank holding companies registered with the Federal Reserve) and subject to general principles of equity.

Section 2.4           No Conflicts. Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the organizational documents or bylaws of Borrower or the organizational documents or bylaws of any Subsidiary, as each is in effect on the Agreement Date, or any currently effective resolution adopted by the boards of directors or shareholders of Borrower or any Subsidiary; (b)contravene, conflict with or result in a violation of, or give any Governmental Agency or other Person the valid and enforceable right to exercise any remedy or obtain any relief under, any Legal Requirement to which Borrower or any Subsidiary, or any of their respective assets that are owned or used by them, is subject; (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any contract or other binding agreement, verbal or written, to which Borrower or any Subsidiary is a party or by which any of their respective assets is bound; or (d) result in the creation of any lien, charge or encumbrance upon or with respect to any of the assets owned or used by Borrower or any Subsidiary.

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Section 2.5           Filings, Consents and Approvals. Borrower is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Agency or other Person in connection with the execution, delivery and performance by Borrower of this Agreement (including, without limitation, the issuance of the Note), other than regulatory approvals required by the Federal Reserve or any other regulatory agency or body having jurisdiction over the Borrower and obtained pursuant to Section 1.6, except as otherwise disclosed in Schedule B (which consents have been obtained).

Section 2.6           Capitalization. The authorized capital stock of Borrower consists of 2,000,000 shares of common stock, of which 749,243 are issued and outstanding, and 15,000 shares of preferred stock, 8,623 of which are issued or outstanding. All outstanding shares of capital stock have been validly issued and are fully paid and nonassessable. None of Borrower’s currently outstanding shares of capital stock have been issued in violation of any federal or state securities laws or any other Legal Requirement, or in violation of the preemptive or other similar rights of any shareholder of Borrower or any other entity. None of Borrower’s shares of capital stock are subject to preemptive or other similar rights of any shareholder of Borrower or any other entity, except as otherwise disclosed in Schedule B.

Section 2.7           Financial Statements. True and complete copies of the following financial disclosure materials (collectively, the “Financial Statements”) have been delivered to Lenders: (a) FRY 9SP Parent Company Only Financial Statements for Small Bank Holding Companies of Borrower for Period ended December 31, 2015, (b) Borrower’s audited financial statements for periods ended December 31, 2014 and 2015; and (c) Call Report of the Bank for period ended December 31, 2015. The Financial Statements present fairly the financial position of Borrower and its consolidated Subsidiaries including the Bank, as applicable, at the dates and for the periods of such statements. The Financial Statements have been prepared in conformity with the requirements of the applicable Governmental Agency and with GAAP applied on a consistent basis throughout the periods involved.

Section 2.8           Books and Records. The financial statements, books of account, minute books, stock record books and other records of Borrower and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with Borrower’s and each Subsidiary’s respective business practices and all applicable Legal Requirements, including the maintenance of an adequate system of internal controls required by applicable Legal Requirements. The minute books of Borrower and its Subsidiaries contain accurate and complete records in all material respects of all meetings held of, and all material corporate action taken by, their respective shareholders, board of directors and committees of the board of directors.

Section 2.9           Title to Properties. Borrower and each Subsidiary have good and marketable title to all material assets and properties, whether real or personal, tangible or intangible, that they purport to own, including all real property carried by the Bank as well as other real estate owned, subject to exceptions that, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 2.10         Loan Portfolio.

(a)          Other than as would not be reasonably expected to have a Material Adverse Effect, to the Knowledge of Borrower, Borrower and each Subsidiary have complied in all material respects with, and all documentation in connection with the origination, processing, servicing, underwriting and credit approval of any loan, lease or other extension of credit or commitment to extend credit (“Loans”) originated, purchased or serviced by Borrower or any of its Subsidiaries and have satisfied in all material respects: (i) all applicable laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing or filing of claims in connection with Loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages; (ii) the responsibilities and obligations relating to Loans set forth in any contract or agreement between Borrower or any of its Subsidiaries and any Agency, Loan Investor or Insurer (each as defined below); (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer; (iv) the terms and provisions of any mortgage or other collateral documents and other Loan documents with respect to each Loan; and (v) the underwriting guidelines and other loan policies and procedures of Borrower or its applicable Subsidiary.

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(b)          During the past five (5) years, no Agency, Loan Investor or Insurer has: (i) claimed in writing that Borrower or any Subsidiary has violated or has not complied with the applicable underwriting standards with respect to Loans sold by Borrower or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of Loan servicing rights to a Loan Investor; (ii) imposed in writing restrictions on the activities (including commitment authority) of Borrower or any of its Subsidiaries; or (iii) indicated in writing to Borrower or any of its Subsidiaries that it has terminated or intends to terminate its relationship with Borrower or any of its Subsidiaries for poor performance, poor Loan quality or concern with respect to Borrower’s or any Subsidiary’s compliance with laws.

(c)          The characteristics of the loan portfolio of the Bank have not materially changed from the characteristics of the loan portfolio of the Bank as of December 31, 2015.

(d)          For purposes of this Section 2.10: (i) “Agency” means the Small Business Administration, the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Government National Mortgage Association, the Rural Housing Service of the United States Department of Agriculture or any other federal or state agency with authority to (A) determine any investment, origination, lending or servicing requirements with regard to Loans originated, purchased or serviced by Borrower or any Subsidiary or (B) originate, purchase, or service Loans, or otherwise promote lending, including state and local housing finance authorities; (ii) “Loan Investor” means any person (including an Agency) having a beneficial interest in any Loan originated, purchased or serviced by Borrower or any Subsidiary or a security backed by or representing an interest in any such Loan; and (iii) “Insurer” means a person who insures or guarantees for the benefit of the Loan holder all or any portion of the risk of loss upon borrower default on any of the Loans originated, purchased or serviced by Borrower or any Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the United States, the United States Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such Loans or the related collateral.

Section 2.11         Allowance for Loan and Lease Losses. The Bank’s allowance for loan and lease losses, as reflected in its most recent Call Report, was determined on the basis of the Bank’s continuing review and evaluation of the portfolio of the loans owned by the Bank under the requirements of GAAP consistently applied and Legal Requirements, was established in a manner consistent with the Bank’s internal policies, and, in the reasonable judgment of the Bank, was adequate in all material respects as of such date under the requirements of GAAP and all Legal Requirements to provide for (i) estimated credit losses for specifically identified loans that are determined to be impaired and (ii) estimated probable credit losses inherent in the remainder of the Bank’s loan portfolio.

Section 2.12         Undisclosed Liabilities; Adverse Changes. Neither Borrower nor any Subsidiary has any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), except for liabilities or obligations reflected or reserved against in its respective most recent quarterly financial statements and current liabilities incurred in the ordinary course of business since the respective dates thereof. Since the date of the latest consolidated quarterly financial statements of Borrower and its Subsidiaries, there has not been any change in the business, operations, properties, prospects, assets or condition of Borrower or any Subsidiary, and, no event has occurred or circumstance exists, that has had or would reasonably be expected to have a Material Adverse Effect.

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Section 2.13         Taxes.

(a)          Borrower and each Subsidiary have duly and timely filed, or will duly and timely file, each return (including any informational return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Agency (collectively, “Tax Returns”) in connection with the determination, assessment, collection or payment of any tax, levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Agency (a “Tax”) that is required to be filed by it on or before the Closing Date for all taxable or reporting periods ending on or before the Closing Date, and each such Tax Return is true, correct and complete in all material respects. In all material respects, Borrower and each Subsidiary have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by Borrower and/or any Subsidiary, or claimed to be due and payable by any Governmental Agency, and are not delinquent in the payment of any Tax, except such Taxes set forth on Schedule B as are being contested in good faith and as to which adequate reserves have been provided.

(b)          There is no claim or assessment pending or, to the Knowledge of Borrower, threatened against Borrower or any Subsidiary for any Taxes that it owes. No audit, examination or investigation related to Taxes paid or payable by Borrower or any Subsidiary is presently being conducted or, to the Knowledge of Borrower, threatened by any Governmental Agency. Neither Borrower nor any Subsidiary is the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet due and payable) upon any of Borrower’s or any Subsidiary’s assets.

Section 2.14         Compliance with Legal Requirements. Borrower and each Subsidiary holds all licenses, certificates, permits, franchises and rights from all appropriate Governmental Agencies necessary and material for the conduct of its respective business. Borrower and each Subsidiary is in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. No event has occurred or circumstance exists that (with or without notice or lapse of time): (a) may constitute or result in a violation by Borrower or any Subsidiary of, or a failure on the part of Borrower or any Subsidiary to comply with, any Legal Requirement; or (b) may give rise to any obligation on the part of Borrower or any Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement; except, in either case, where, in the case of either clause (a) or (b), the failure to comply or the violation would not reasonably be expected to have a Material Adverse Effect.

Section 2.15         Regulatory Matters. Neither Borrower nor any Subsidiary is subject or is party to, or has received any notice or advice from any Governmental Agency, including any domestic and any foreign government entities, that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Agency that currently relates to or restricts the conduct of their business or that in any manner relates to their capital adequacy, credit policies, interest payments, dividend distributions, management or business (each, a “Regulatory Agreement”), nor has Borrower or any Subsidiary been advised by any Governmental Agency that it is considering issuing or requesting any Regulatory Agreement. There is no unresolved violation, criticism or exception by any Governmental Agency with respect to any report or statement relating to any examinations of Borrower or any Subsidiary. Borrower and its Subsidiaries are in material compliance with all laws administered by the Governmental Agencies.

Section 2.16         Pending Litigation. There are no actions, suits, proceedings or arbitrations pending, or, to the Knowledge of Borrower, threatened against Borrower or any Subsidiary at law or in equity or before or by any Governmental Agency, domestic or foreign, that if adversely determined would reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default with respect to any material order, writ, injunction, or decree of, or any Regulatory Agreement with, any Governmental Agency, domestic or foreign.

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Section 2.17         No Defaults. Each Material Contract to which Borrower or a Subsidiary is a party is in full force and effect and is valid and enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and subject to general principles of equity. The execution and delivery by Borrower of this Agreement and the consummation and performance of the Contemplated Transactions do not and will not, and no other event has occurred or circumstance exists that may (with or without notice or lapse of time) contravene, conflict with or result in a material violation or breach of, or give any counterparty to any Material Contract the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, such Material Contract. Other than in the ordinary course of business in connection with workouts and restructured loans, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to Borrower or a Subsidiary under current or completed Material Contracts with any Person and no such Person has made written demand for such renegotiation.

Section 2.18         Insurance. Borrower and each Subsidiary have such insurance in place as Borrower’s management deems reasonable with respect to their respective businesses (including bankers’ blanket bond and insurance providing benefits for employees). Set forth in Section 2.18 of Schedule B is a complete and correct list of insurance policies maintained by Borrower and each Subsidiary (each, a “Policy”). Each Policy is in full force and effect (except for any expiring policy which is replaced by coverage at least as extensive). All premiums due on each Policy have been paid in full.

Section 2.19         Regulatory Filings. During the past five (5) years, Borrower and each Subsidiary have filed in a timely manner all required filings with all Governmental Agencies. All such filings were accurate and complete in all material respects as of the dates of the filings, and no such filing made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. In the event Borrower or any Subsidiary has restated any filings with any Governmental Agency during such period, Borrower has disclosed the nature of such restatement to Lender in writing.

Section 2.20         Indemnification Claims. No action or failure to take action by any director or executive officer, or, to the Knowledge of Borrower, any employee or agent of Borrower or any Subsidiary has occurred that has given rise, or may be expected to give rise, to a claim or a potential claim by any such Person for indemnification against Borrower or any Subsidiary under any contract with, or the corporate indemnification provisions of, Borrower or any Subsidiary, or under any Legal Requirements.

Section 2.21         Registration Rights. No Person has any right to cause Borrower or any Subsidiary to effect the registration under the Securities Act of any securities of Borrower or any Subsidiary.

Section 2.22         Prohibition on Dividends or Interest. Neither Borrower nor any Subsidiary is currently prohibited, directly or indirectly, under any order of any Governmental Agency (other than orders applicable to bank or savings and loan holding companies and their subsidiaries generally), under any applicable law, under any adopted policy or under any agreement or other instrument to which it is a party or is subject, from paying any dividends on any of its capital stock (including any dividends to Borrower in the case of the Bank) or any interest on any of its debt instruments in the case of Borrower, from making any other distribution on Borrower’s or any Subsidiary’s capital stock, or in the case of the Bank, from repaying to Borrower or any other Subsidiary any loans or advances to such Bank or from transferring any of the Bank’s properties, assets or operations to Borrower or any other Subsidiary. As of the date of this Agreement, Borrower would not be prohibited from paying the amount of a regularly scheduled interest payment on the Term Loan, except as otherwise disclosed in Schedule B.

Section 2.23         Investment Company. Neither Borrower nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and neither Borrower nor any Subsidiary sponsors any Person that is required to be registered as an investment company.

Section 2.24         Use of Proceeds. Borrower shall use the proceeds of the Term Loan for general corporate purposes. Borrower does not own any “margin security” as such term is defined in Regulation G of the Federal Reserve Board. Borrower will not use any part of the proceeds (a) directly or indirectly to purchase or carry any margin security or reduce or retire any indebtedness originally incurred to purchase any such margin security within the meaning of Regulation U of the Federal Reserve Board or (b) so as to involve Borrower or any Lender in a violation of Regulation U of the Federal Reserve Board. Borrower agrees to execute, or cause to be executed, all instruments necessary to comply with all of the requirements of Regulation U of the Federal Reserve Board. The amount to be received by Lenders as interest under the Term Loan is not usurious or illegal under applicable law.

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Section 2.25         Accuracy of Information Furnished. The following information furnished to Initial Lender by Borrower in connection with Initial Lender’s examination of Borrower is correct in all material respects, and does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein not misleading: loan tape and reports, securities tape, deposit tape, responses to Due Diligence Questionnaire and responses to Legal Diligence Request.

Section 2.26         Source of Funds. The proceeds of the Term Loan have not been provided, directly or indirectly (including through any CLO Transaction), by the Bank, the Borrower or any affiliate of the Bank or Borrower.

Section 3.          OTHER COVENANTS AND AGREEMENTS OF THE PARTIES.

Section 3.1           Corporate Existence. Borrower shall at all times preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges as necessary to conduct its business and own and control its Subsidiaries.

Section 3.2           Conduct of Business; Notifications.

(a)          Prior to the Closing Date, and for the duration of this Agreement, Borrower shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to carry on its business in the ordinary course of business and use reasonable best efforts to maintain and preserve its and each Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it; provided, that nothing in this sentence shall limit or require any actions that the Board may, in good faith, determine to be inconsistent with their duties or Borrower’s obligations under applicable Legal Requirements.

(b)          Borrower shall immediately notify the Lenders in writing when Borrower obtains knowledge of (i) the occurrence of any default under Section 5.1, (ii) any event that would reasonably be expected to have a Material Adverse Effect, and (iii) the occurrence of any event described under Sections 5.1(a), (b), (c) or (d) with respect to any Subsidiary of Borrower that is not a Major Bank Subsidiary.

Section 3.3           Financial Statements; Shareholder Information. Borrower shall, and cause its Subsidiaries to, at all times maintain a system of accounting, on the accrual basis of accounting and in accordance with the requirements of the applicable Governmental Agency and with GAAP, and shall simultaneously provide to Lenders or their Representatives any notices, financial statements and other financial information related to Borrower or any Subsidiary that are provided to the holders of Borrower’s common stock.

Section 3.4           Inspection Rights.

(a)          From the date hereof until the Maturity Date, Borrower will furnish to Servicer (and its financial and professional advisors and Representatives), and permit Servicer and its Representatives access during Borrower’s or the Bank’s normal business hours and upon reasonable advance notice, to such information and materials relating to the financial, business and legal condition of Borrower and the Bank as may be reasonably necessary or advisable to allow Servicer and its Representatives to remain familiar with Borrower and the Bank and confirm compliance by Borrower with the terms of this Agreement. Any investigation pursuant to this Section 3.4(a) shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of Borrower, and nothing herein shall require Borrower or any Subsidiary to disclose any information to the extent (i) prohibited by applicable Legal Requirement, (ii) that Borrower reasonably believes such information to be competitively sensitive proprietary information, or (iii) that such disclosure would reasonably be expected to cause a violation of any agreement to which Borrower or any Subsidiary is a party or would cause a risk of a loss of privilege to Borrower or any Subsidiary; provided, that the types of information disclosed to Servicer pursuant to its investment made hereby shall not be withheld pursuant to clause (ii); provided further, that Borrower shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (iii) apply. Under no circumstances shall Confidential Customer Information be disclosed to any Lender or its Representatives.

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(b)          In consideration of the rights granted under Section 3.4(a), the Servicer and each Lender each agrees that it will hold, will cause its Affiliates and Representatives (collectively with the Lenders and Servicer, the “Lender Entities”) to hold, in confidence, unless disclosure to a Governmental Agency is necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any Governmental Agency (in which case, such Lender or Servicer, as the case may be, shall, to the extent legally permissible and reasonably practicable, provide Borrower with prior written notice of such permitted disclosure, except to the extent such disclosure is in connection with a routine audit by a Governmental Agency that does not expressly reference Borrower or this Agreement), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Confidential Information”) concerning Borrower or the Bank furnished to the Lender Entities pursuant to this Agreement or in connection with the rights granted hereunder (except to the extent that such information can be shown to have been: (i) previously known by such party on a non-confidential basis; (ii) in the public domain through no fault of such party; or (iii) later lawfully acquired from other sources by the party to which it was furnished), and the Lender Entities shall not release or disclose such Confidential Information to any other person, except to potential third-party buyers of the Term Loan (subject to execution of a non-disclosure agreement between such buyer and Borrower in a form substantially similar to the Confidentiality Agreement set forth in Exhibit F), with the express understanding that such parties will maintain the confidentiality of the Confidential Information pursuant to the terms herein.

Section 3.5           [Reserved.]

Section 3.6           Assignments and Participations of Term Loan.

(a)          Subject to compliance with applicable laws, each Lender shall be permitted, at any time without the consent of the Borrower, to transfer, sell, assign or otherwise dispose of (“Assign” or “Assignment”, as applicable) all or a portion of the Term Loan at any time, and Borrower shall take all steps as may be reasonably requested by each Lender to facilitate the Assignment of the Term Loan. Each Lender shall also be permitted, at any time without the consent of the Borrower, to sell participations in all or a portion of the Term Loan; provided, that (in the case of participations only) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. In furtherance of the foregoing, Borrower shall provide reasonable cooperation to facilitate any Assignments or participations of the Term Loan, including, as is reasonable under the circumstances, by (i) amending this Agreement as reasonably necessary to incorporate an administrative agent and other provisions relevant to a syndicated loan facility, or to facilitate a CLO Transaction, (ii) furnishing such information concerning Borrower and its business as a proposed assignee or participant may reasonably request and (iii) in the event Confidential Information is being provided to a third-party, making management of Borrower reasonably available to respond to questions of a proposed assignee in accordance with customary practice, subject in all cases in which Confidential Information is provided to the proposed assignee agreeing to a customary non-disclosure agreement between such assignee and Borrower in a form substantially similar to the Confidentiality Agreement set forth in Exhibit F.

(b)          The Servicer (or in the event the Initial Lender shall no longer hold any principal amount of the Term Loan, the Agent), acting solely for this purpose as an agent of the Borrower, shall maintain at Servicer’s or Agent’s (as applicable) place of business, a copy of each agreement evidencing an Assignment, and a register for the recordation of the names and addresses of each of the assignee lenders, and the principal amounts (and related interest amounts) of the Term Loan owing to each assignee lender from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower and Servicer or Agent, as the case may be, shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a applicable Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, and with respect to its own Term Loan, any assignee lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender shall maintain at its place of business, a copy of each agreement evidencing a participation interest, and a register for the recordation of the names and addresses of each of participants holding a portion of the Term Loan, and the principal amounts (and related interest amounts) of the Term Loan owing to each participant from time to time (the “Participant Register”). Each Lender shall provide a copy of its Participant Register to the Servicer and the Agent, upon request from Servicer or the Agent.

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Section 3.7           CLO Transactions. Any Lender shall have the right at any time and from time to time to securitize the portion of the Term Loan that such Lender holds or any portion thereof in a single asset securitization or one or more pooled loan securitizations of rated single or multi-class securities secured by or evidencing ownership interests in the Term Loan (each such securitization is referred to herein as a “CLO Transaction”). Borrower acknowledges that this Term Loan may be, at the Closing Date or sometime in the future, pooled with other term loans held by Initial Lender or by an assignee of Initial Lender as part of a CLO Transaction issued by the Initial Lender or such assignee, and managed and serviced by the Servicer, as an agent of the Initial Lender or assignee. In connection with this CLO Transaction and any other CLO Transaction, if any, that may occur in the future, Borrower shall use all reasonable efforts and cooperate fully and in good faith with the applicable Lender and otherwise assist such Lender in satisfying the market standards to which such Lender customarily adheres or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such CLO Transactions. Subject to Section 3.4(b), all information regarding Borrower may be furnished, without liability to any Lender furnishing such information, to any Person deemed necessary by the applicable Lender in connection with such CLO Transaction. All documents, financial statements, appraisals and other data relevant to Borrower or the Term Loan may be exhibited to and retained by any such Person. Initial Lender shall use commercially reasonable efforts to include the Term Loan in a future CLO Transaction, subject to any limitations imposed by prevailing market conditions, the approval of senior lenders and the CLO Transaction investors and related parties, ratings issued by credit rating agencies and other factors that are beyond the control of Initial Lender.

Section 3.8           Transfer Taxes. On the Closing Date, any transfer or other similar Taxes which are required to be paid in connection with the borrowing of the Term Loan by the Borrower from the Initial Lender hereunder will be, or will have been, fully paid or provided for by Borrower, and all Legal Requirements imposing such taxes will be or will have been complied with.

Section 3.9           Indemnification.

(a)          Indemnification of Lenders. Borrower will indemnify and hold the Lenders, the Servicer, the Lender Advisors and their respective advisors, directors, officers, shareholders, members, partners, employees, agents and Affiliates (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls a Lender (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees or Affiliates (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Borrower Indemnified Person”) harmless from and against any and all losses, liabilities, obligations, claims, damages, costs and expenses actually and reasonably incurred by such Borrower Indemnified Person, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Borrower Indemnified Person may suffer or incur as a result of: (i) any breach of any of the representations, warranties, covenants or agreements made by Borrower in this Agreement, or (ii) any action instituted against a Borrower Indemnified Person in any capacity, or any of them or their respective Affiliates, by any shareholder of Borrower or other third party who is not a Lender, an Affiliate of a Lender, Servicer, a Lender Advisor or an Affiliate of such Borrower Indemnified Person, with respect to any of the transactions contemplated by this Agreement. Borrower will not be liable to any Borrower Indemnified Person under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Borrower Indemnified Person’s material breach of any of the representations, warranties, covenants or agreements made by such Borrower Indemnified Person in this Agreement or attributable to the material actions or material inactions of such Borrower Indemnified Person.

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(b)          Conduct of Indemnification Proceedings for Borrower Indemnified Persons. Promptly after receipt by any Borrower Indemnified Person of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 3.9(a), such Borrower Indemnified Person shall promptly notify Borrower in writing and Borrower shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Borrower Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Borrower Indemnified Person to so notify Borrower shall not relieve Borrower of its obligations hereunder except to the extent that Borrower is actually and materially and adversely prejudiced by such failure to notify (as determined by a court of competent jurisdiction, which determination is not subject to appeal or further review). In any such proceeding, any Borrower Indemnified Person shall have the right to retain its own counsel, and the fees and expenses of such counsel shall be at the expense of Borrower; provided, that Borrower shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Borrower Indemnified Persons. Borrower shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Borrower Indemnified Person, which shall not be unreasonably withheld, delayed or conditioned, Borrower shall not effect any settlement of any pending or threatened proceeding in respect of which any Borrower Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Borrower Indemnified Person, unless such settlement includes an unconditional release of such Borrower Indemnified Person from all liability arising out of such proceeding.

(c)          For purposes of the indemnity contained in Section 3.9(a)(i), all qualifications and limitations set forth in the parties’ representations and warranties as to “materiality,” “material adverse effect” and words of similar import shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement and the Losses arising therefrom.

(d)          Indemnification of Servicer. The Lenders will indemnify and hold the Servicer and its respective advisors, directors, officers, shareholders, members, partners, employees, agents and Affiliates (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, a “Lender Indemnified Person”) harmless from and against any and all losses, liabilities, obligations, claims, damages, costs and expenses actually and reasonably incurred by such Lender Indemnified Person, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Lender Indemnified Person may suffer or incur as a result of: (i) any breach of any of the representations, warranties, covenants or agreements made by Lenders in this Agreement, or (ii) any action instituted against a Lender Indemnified Person in any capacity, or any of them or their respective Affiliates, by any shareholder of Lender or other third party who is not an Affiliate of such Lender Indemnified Person, with respect to any of the transactions contemplated by this Agreement. The Lenders will not be liable to any Lender Indemnified Person under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Lender Indemnified Person’s material breach of any of the representations, warranties, covenants or agreements made by such Lender Indemnified Person in this Agreement or attributable to the material actions or material inactions of such Lender Indemnified Person.

(e)          Conduct of Indemnification Proceedings for Lender Indemnified Persons. Promptly after receipt by any Lender Indemnified Person of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 3.9(a), such Lender Indemnified Person shall promptly notify the applicable Lenders in writing and such Lenders shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Lender Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Lender Indemnified Person to so notify the Lenders shall not relieve any Lender of its obligations hereunder except to the extent that such Lender is actually and materially and adversely prejudiced by such failure to notify (as determined by a court of competent jurisdiction, which determination is not subject to appeal or further review). In any such proceeding, any Lender Indemnified Person shall have the right to retain its own counsel, and the fees and expenses of such counsel shall be at the expense of the applicable Lenders; provided, that the Lenders shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Lender Indemnified Persons. No Lender shall be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Lender Indemnified Person, which shall not be unreasonably withheld, delayed or conditioned, no shall effect any settlement of any pending or threatened proceeding in respect of which any Lender Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Lender Indemnified Person, unless such settlement includes an unconditional release of such Lender Indemnified Person from all liability arising out of such proceeding.

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Section 3.10         Reasonable Best Efforts. Borrower and Initial Lender agree to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (a) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied; (b) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Agencies and the making of all necessary registrations and filings and the taking of all reasonable steps necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Agency; (c) the obtaining of all necessary consents, approvals or waivers from third parties; and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

Section 3.11         Merger, Consolidation and Sale of Assets.

(a)          Borrower shall not consolidate with or merge with any Person, or effect a Change in Bank Ownership, unless: (i) the successor entity which results from such consolidation or merger, if not Borrower, or the Person which acquires the assets of Borrower or the stock of the Bank from such Change in Bank Ownership (the “Surviving Entity”), (A) shall be organized and existing under the laws of the United States or any State thereof or the District of Columbia, and (B) shall have either (x) executed and delivered to the Lenders its assumption of the due and punctual payment of the principal of and premium, if any, and interest on the Term Loan, and the due and punctual performance and observation of all of the covenants in the Term Loan, and this Agreement and shall furnish to such Lenders an opinion of counsel to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Entity enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, or (y) exchanged the Term Loan for a subordinated term loan of the Surviving Entity or the parent of the Surviving Entity, and such subordinated term loan shall have the same economic terms as the Term Loan, including but not limited to, principal amount, interest rate, maturity and any other term that would require the consent of each Lender to amend under Section 6.2(a) hereunder, and such other rights, preferences, privileges and covenants that are not materially less favorable than the rights, preferences, privileges and covenants of the Term Loan; and (ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of Borrower as a result of such transaction as having been incurred by Borrower at the time of such transaction, no Event of Default or potential Event of Default would exist.

(b)          “Change in Bank Ownership” means the sale, transfer, lease or conveyance by Borrower of its assets, or an issuance of stock by the Bank, resulting in ownership by Borrower of less than 80% of such Bank (or such Bank’s assets prior to giving effect to such transaction).

(c)          No such consolidation, merger or Change in Bank Ownership shall have the effect of releasing Borrower or any Surviving Entity that shall theretofore have become such in the manner prescribed in this Section 3.11 from its liability under this Agreement and the Term Loan. Borrower agrees to provide written notice to Lenders of its intention to consolidate with or merge with, or sell, lease or otherwise transfer all or substantially all of its assets to, or the Bank’s intention to issue stock to, any Person, no later than five (5) Business Days after the earlier of: (i) Borrower’s receipt of a binding letter of intent with respect to such transaction; or (ii) the execution of an agreement by and between Borrower and any Person with respect to such transaction.

Section 4.          CONDITIONS PRECEDENT TO CLOSING.

Section 4.1           Conditions Precedent to Initial Lender’s Obligations. The obligation of Initial Lender to make the Term Loan at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Initial Lender:

(a)          Representations and Warranties. The representations and warranties of Borrower contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date, except for such representations and warranties that speak as of a specific date (which representations and warranties are so true and correct as of such date); provided, however, that for each of the representations and warranties in this Agreement that contains an express materiality qualification shall have been true and accurate in all respects as of the date of this Agreement, and shall be true and accurate in all respects on the Closing Date (or such other date as specified) as if then made.

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(b)          Performance. Borrower shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Agency of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)          Consents. Borrower shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the borrowing of the Term Loan, including but not limited to, any and all approvals or indications of non-objection from the applicable Governmental Agencies, all of which shall be and remain so long as necessary in full force and effect.

(e)          Borrower Deliverables. Borrower shall have delivered the items set forth in Section 1.9(a).

(f)          Due Diligence. Initial Lender shall have performed its due diligence examination of Borrower to Initial Lender’s satisfaction. Any making of the Term Loan at the Closing is subject to the due diligence of Initial Lender and at the sole discretion of Initial Lender. Initial Lender may decline to make the Term Loan for any reason or no reason.

Section 4.2           Conditions Precedent to Borrower’s Obligations. Borrower’s obligation to borrow the Term Loan from Initial Lender at the Closing is subject to the fulfillment, on or prior to the Closing Date of the following conditions, any of which may be waived by the Borrower:

(a)          Performance. Initial Lender shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Initial Lender at or prior to the Closing Date.

(b)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Agency of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(c)          Lender Deliverables. Initial Lender shall have delivered the items set forth in Section 1.9(b).

Section 5.          BORROWER’S DEFAULTS AND LENDERS’ REMEDIES.

Section 5.1           Event of Default. Notwithstanding any cure periods described below, Borrower shall immediately notify Lenders in writing when Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether Borrower has given the required notice, the occurrence of one or more of the following will constitute an “Event of Default” under the Term Loan:

(a)          Borrower or any Major Bank Subsidiary applies for, consents to or acquiesces in the appointment of a receiver for itself, or in the absence of such application, consent or acquiescence, a receiver is appointed for Borrower;

(b)          Any proceedings are commenced by or against Borrower or any Major Bank Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, if such proceedings are instituted, Borrower or Bank by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceedings and within ninety (90) days after the entry thereof such order is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

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(c)          Borrower or any Major Bank Subsidiary applies for, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for itself under Chapter 7 or Chapter 11 of the United States Bankruptcy Code (the “Code Provisions”), or in the absence of such application, consent or acquiescence, a trustee, receiver or liquidator is appointed for Borrower under the Code Provisions, and is not discharged within ninety (90) days, or any bankruptcy, reorganization, debt arrangement or other proceeding or any dissolution or liquidation proceeding is instituted by or against Borrower under the Code Provisions, and if instituted, is consented or acquiesced in by it or remains for ninety (90) days undismissed, or if Borrower or Bank is enjoined, restrained or in any way prevented from conducting all or any material part of its business under the Code Provisions.

(d)          Borrower or any Major Bank Subsidiary becomes insolvent or is unable to pay its debts as they mature; or makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature; or suspends transaction of its usual business; or if a trustee of any substantial part of the assets of Borrower or Bank is applied for or appointed, and if appointed, Borrower or Bank by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment, or within ninety (90) days after such appointment, such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

(e)          Borrower fails to pay any principal or interest due on the Term Loan when due;

(f)          Borrower fails to pay any other fees, charges, costs or expenses under this Agreement and in each case such failure shall continue for a period of thirty (30) days after notice thereof is given by any Lender to Borrower; or

(g)          Borrower fails to perform or observe in any material respect any agreement, term, provision, condition, or covenant (other than any such failure that results in an Event of Default as expressly provided in any other clause of Section 5.1) required to be performed or observed by Borrower hereunder or other agreement with or in favor of Lenders and in each case such failure shall continue for a period of thirty (30) days after notice thereof is given by any Lender to Borrower.

Section 5.2           Effect of Event of Default; Remedies of Lenders.

(a)          Upon the occurrence of any Event of Default, and upon the vote of Majority Lenders, any Lender shall have the right, if such Event of Default shall then be continuing, in addition to all the remedies conferred upon Lenders by the terms of this Agreement or the Term Loan, to do any or all of the following, concurrently or successively, without notice to Borrower:

(i)          Solely pursuant to Sections 5.1(a), (b), (c) and (d), declare the Term Loan to be, and it shall thereupon become, immediately due and payable, subject to approval by applicable regulatory authorities, without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Term Loan to the contrary.

(ii)         Following the occurrence of any Event of Default and until such Event of Default is cured by Borrower or waived by the holders of the Term Loan pursuant to Section 5.2(c), Borrower shall not: (w) make any payments on any indebtedness that ranks junior to the Term Loan; (x) declare or pay any dividends on its equity securities; (y) redeem or otherwise acquire any of its equity securities; or (z) make any other distributions with respect to its equity securities or set aside any monies or properties for such purposes.

(iii)        Upon the occurrence of any Event of Default, it is specifically understood and agreed that notwithstanding the curing of any such Event of Default, Borrower shall not be released from any of its covenants hereunder unless and until the Term Loan is paid in full.

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(iv)        Nothing in this Section 5.2 is intended to restrict any Lender’s rights under the Term Loan, other related documents, or at law or in equity, and any Lender may exercise such rights and remedies as and when they are available.

(b)          In case of any Event of Default hereunder, Borrower shall pay Lenders’ reasonable fees and expenses including attorneys’ fees and expenses, in connection with the enforcement of this Agreement or other related documents.

(c)          In each case of an Event of Default, the Majority Lenders may elect to waive all or an individual remedy, including but not limited to Section 5.2(a)(ii).

Section 6.          MISCELLANEOUS.

Section 6.1           Successors and Assigns. The provisions of this Agreement will inure to the benefit of and be binding upon the parties and their successors and permitted assigns. Neither this Agreement, nor any rights or obligations hereunder, may be assigned by the Borrower without the prior written consent of the Initial Lender, or, at any such time the Initial Lender shall hold less than 66 2/3% of the then-outstanding aggregate principal amount of the Term Loan, without the prior written consent of the Majority Lenders. Subject to Section 3.6, this Agreement, the Term Loan and any rights or obligations hereunder, may be assigned by any Lender without the prior written consent of Borrower.

Section 6.2           Amendments.

(a)          Subject to any necessary regulatory approval, this Agreement, the Note and any related transaction documents may, with the consent of the Borrower and the Majority Lenders, be amended or any provision, past default, or non-compliance thereof waived; provided, however, that, without the consent of each Lender, no such amendment or waiver may:

(i)          reduce the principal amount of the Term Loan;

(ii)         reduce the rate of or change the time for payment of interest on the Term Loan;

(iii)        extend the maturity of the Term Loan;

(iv)        make any change in this Section 6.2 or in Section 1.8; Section 3.11; or Section 5; or

(v)         make any change in Section 1.5 that adversely affects the rights of any Lender.

(b)          Effectiveness of Amendments. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Lender, unless otherwise provided by Section 6.2(a). After an amendment or waiver becomes effective, the Borrower may require the Initial Lender (or any subsequent Lender) to surrender the Note, so that an appropriate notation concerning the amendment or waiver may be placed thereon or a new Note, reflecting the amendment or waiver, exchanged therefor. Even if such a notation is not made or such a new Note is not issued, such amendment or waiver and any consent given thereto by a Lender shall be binding according to its terms on any subsequent holder of the Note.

(c)          Corrective Amendments upon a Tier 2 Capital Event. In the event of a Tier 2 Capital Event, the Initial Lender, or the Majority Lenders, as the case may be, shall have the right, at their sole discretion, within 45 days of receipt of a written notice from Borrower of such Tier 2 Capital Event, to make such amendments to this Agreement solely to the extent necessary such that the Term Loan qualifies or continues to qualify as Tier 2 capital under the then-applicable capital adequacy rules and regulations promulgated by the Federal Reserve. The Borrower shall agree to such amendments so long as such amendments are not reasonably expected to have a Material Adverse Effect.

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Section 6.3           Time of the Essence. Time is of the essence of this Agreement.

Section 6.4           No Waiver. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in writing signed by Majority Lenders or Borrower (as the case may be), and any such waiver shall be effective only to the extent set forth in such writing. No failure to exercise or delay in exercising, by any party, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lenders to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Lenders to or of any breach or default by Borrower in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Borrower hereunder.

Section 6.5           Notices. All notices or communications in respect to this Agreement or the Note shall be provided in writing and will be deemed given upon the earlier of: (a) actual receipt; and (b) five (5) Business Days after being sent by certified or registered mail, postage prepaid, return receipt requested, in each case as follows:

if to Borrower:	First Colebrook Bancorp, Inc.
132 Main Street
Colebrook, NH 03576
Attention: Loyd W. Dollins
Telephone: 603-237-5551
E-mail: ldollins@granitebank.com

with a copy to:	Gallagher, Callahan & Gartrell, PC
214 North Main Street
Concord, NH 03301
Attention: Dodd Griffith
Telephone: 603-228-1181
E-mail: griffith@gcglaw.com

if to Agent or Servicer:	StoneCastle Financial Corp.
c/o StoneCastle Investment Management, LLC
152 West 57th Street, 35th Floor
New York, New York 10019
Attention: Rachel Schatten
General Counsel
Telephone: (212) 354-6500
E-mail: rschatten@stonecastle.com

with a copy to:	Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison Street, Suite 3900
Chicago, Illinois 60606
Attention: Robert M. Fleetwood
Telephone: 312-629-7329
E-mail: robert.fleetwood@bfkn.com

Any party may change or update its notice address above by written notice to each other party hereto, at the addresses indicated above.

Section 6.6           Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the extension of the Term Loan. Such representations and warranties shall continue in full force and effect so long as any Term Loan or any other obligation hereunder shall remain unpaid or unsatisfied (or until final resolution of any claim or action arising from the breach of any such representation and warranty).

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Section 6.7           Confidential Customer Information. None of Lenders, Servicer or any Lender Advisor shall be liable for any loss, claim, damage or liability attributable to the disclosure of Confidential Customer Information to any Lender, Servicer or any Lender Advisor, provided that such loss, claim, damage or liability does not arise from any prohibited use or disclosure of such information by any Lender, Servicer or any Lender Advisor. To the extent any Confidential Customer Information is received by any Lender, Servicer or any Lender Advisor, it will use its reasonable best efforts to destroy or return such information to Borrower. Notwithstanding the foregoing, the Lenders, Servicer or any Lender Advisor may retain such received Confidential Customer Information to comply with applicable law or regulation or professional standard or bona fide internal compliance policy requirements.

Section 6.8           No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of any Lender, shall be deemed to make such Lender a partner or joint venturer with Borrower.

Section 6.9           Publicity. Borrower shall not publicize this Agreement or the issuance of the Note, without the prior written consent of Majority Lenders, except that Borrower may make any filings required by law; provided, however, that nothing contained herein shall be construed to prohibit Borrower from providing information regarding this Agreement or the Contemplated Transaction to Borrower’s employees, attorneys, accountants or other advisors in order to evaluate the Contemplated Transaction or in the ordinary course of Borrower’s business, or to third-parties to the extent necessary for Borrower to obtain any consents from such third-parties to this Agreement or Contemplated Transaction.

Section 6.10         Documentation. All documents and other instruments required by any of the provisions of this Agreement to be submitted to Initial Lender shall be in the form and substance satisfactory to Initial Lender.

Section 6.11         Additional Assurances. Each party agrees that, at any time or from time to time, upon the written request of the other party, it will execute all such further documents and do all such other acts and things as the other party may reasonably request to effectuate the Contemplated Transactions.

Section 6.12         Entire Agreement. This Agreement and the schedules and exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. In entering into this Agreement neither party has relied upon any representation, warranty, covenant, obligation or other agreement that is not set forth herein.

Section 6.13         Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Nothing herein shall be deemed to limit any rights, powers or privileges which Lenders may have pursuant to any law of the United States or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by Lenders, Servicer or Lender Advisors which is lawful pursuant to, or which is permitted by, any of the foregoing.

Section 6.14         Forum; Venue. Borrower irrevocably agrees that all actions or proceedings in any way, manner, or respect, arising out of or from or related to this Agreement shall be litigated only in courts within New York, New York. The parties hereto hereby consent and submit to the jurisdiction of any local, state, or federal court located within said city. The parties hereto hereby waive any right they may have to transfer or change the venue of any such litigation brought against Borrower or any Lender.

Section 6.15         No Third Party Beneficiary. This Agreement is made for the sole benefit of Borrower, the Lenders and Servicer, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder. For the avoidance of doubt, this Section 6.15 does not affect a Person’s rights to indemnification pursuant to Section 3.9.

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Section 6.16         Construction. In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (a) actions permitted under this Agreement may be taken at any time and from time to time in the actor’s reasonable discretion; (b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time; (c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”; (d) “including” means “including, but not limited to”; (e) all references to articles, sections, paragraphs, clauses, schedules and exhibits are to articles, sections, paragraphs, clauses, schedules and exhibits in, of or to this Agreement unless otherwise specified; (f) all words used in this Agreement will be construed to be of such gender or number as the circumstances and context require; (g) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and (h) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof. Borrower and Lenders further agree that this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 6.17         Certain Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meaning customarily given to them in accordance with GAAP unless otherwise described differently.

Section 6.18         Discretion. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a party, to the making of a determination or designation by a party, to the application of a party’s discretion or opinion, to the granting or withholding of a party’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a party, or otherwise involving the decision making of a party, shall be deemed to mean that such party shall decide unilaterally using its sole and absolute discretion or judgment.

Section 6.19         WAIVER OF RIGHT TO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR THE NOTE, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY OR HAS HAD ACCESS TO INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY, AND THAT IT HAS DISCUSSED THIS WAIVER WITH, SUCH LEGAL COUNSEL. BORROWER AND LENDER EACH FURTHER ACKNOWLEDGE THAT (a) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER AND (b) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES AND IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THE AGREEMENT.

Section 6.20         Execution. This Agreement may be executed in any number of counterparts, each of which will be an original and all, when taken together, will be considered one and the same agreement. This Agreement will become effective with respect to Initial Lender when the Borrower receives a counterpart hereof executed by Initial Lender. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a PDF format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or PDF signature page were an original thereof.

Section 7.          DEFINITIONS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

"Administrator" means Maples FS Limited or its successor from time to time as administrator for the Initial Lender.

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“Agent” means, initially, the Initial Lender, or in the event the Initial Lender shall no longer hold any principal amount of the Term Loan, an agent designated by the Majority Lenders.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with, said Person, and their respective Affiliates, members, shareholders, directors, officers, employees, agents and representatives; provided that neither the Administrator nor any special purpose entity for which the Administrator acts as administrator and/or share trustee shall be deemed to be an Affiliate of the Initial Lender solely because such Person or its Affiliate serves as administrator for the Initial Lender.

“Business Day” means a day of the week other than a Saturday, Sunday or a legal holiday under the laws of the State of New York or any other day on which banking institutions located in the State of New York are authorized or required by law or other governmental action to close.

“Call Report” means the Consolidated Report of Condition and Income that the Bank files with the FDIC on Federal Financial Institutions Examination Council Form 031.

“Commission” means the United States Securities and Exchange Commission.

“Confidential Customer Information” means all non-public or confidential information that relates to personal financial information and identities of clients and customers, including, but not limited to names, social security numbers, employer identification numbers, tax identification numbers or other identifying information, which may be disclosed, directly or indirectly, whether or not by mistake, by or from the Borrower’s controlling persons, directors, officers, employees, Affiliates, associates, agents or advisors, to Lenders either in writing, orally or in any other form or medium, including but not limited to, loan tapes, deposit tapes, securities tapes, documents and records.

“Contemplated Transactions” means the transactions contemplated by this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended. “FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means United States generally accepted accounting principles.

“Governmental Agency(ies)” means, individually or collectively, any governmental or regulatory authorities, agencies, arbitrators, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations, including any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to Borrower or any of its subsidiaries, and shall include, without limitation, (i) the Small Business Administration, (ii) the Federal Housing Administration, (iii) the Federal Home Loan Mortgage Corporation, (iv) the Farmers Home Administration (now known as Rural Housing and Community Development Services), (v) the Federal National Mortgage Association, (vi) the United States Department of Veterans’ Affairs, (vii) the Government National Mortgage Association, (viii) the Rural Housing Service of the United States Department of Agriculture, and (ix) the United States Department of Agriculture.

“Knowledge” means to the best knowledge of Borrower based on commercially reasonable inquiry.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.

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“Lender” means (i) the Initial Lender, (ii) any Person to whom Initial Lender has assigned any portion of the Term Loan pursuant to Section 3.6, and (iii) any successors or permitted assigns of the foregoing under (i) and (ii); so long as, in each case and at such time of determination, such party holds a portion of the Term Loan (other than a participation interest).

“Lender Advisors” means StoneCastle Partners, LLC; StoneCastle Asset Management, LLC; StoneCastle Advisors, LLC; StoneCastle Securities, LLC; StoneCastle Loan Management, LLC; StoneCastle Cash Management, LLC; and StoneCastle Investment Management, LLC.

“Major Bank Subsidiary” means any subsidiary of the Borrower that is a “major bank subsidiary” as that term is used in SR 92-37 (FIS) promulgated by the Division of Banking Supervision and Regulation of the Federal Reserve, and as such term may subsequently be defined or interpreted in any rule, regulation, written interpretation or other public issuance of the Federal Reserve.

“Majority Lenders” means Lenders holding at least 66 2/3% of the aggregate outstanding principal amount of the Term Loan then outstanding

“Material Adverse Effect” means a material adverse effect: (a) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Borrower and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; or (b) on the ability of Borrower to enter into and perform its obligations under, or consummate the transactions contemplated in, this Agreement.

“Material Contract” means any of the following agreements of Borrower or any of its Subsidiaries:

(a)          other than with respect to Loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $100,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(b)          any real property lease and any other lease with annual rental payments aggregating $100,000 or more;

(c)          any contract that by its terms limits the payment of dividends or other distributions by Borrower or any Subsidiary; and

(d)          any contract that would reasonably be expected to prevent, materially delay, or materially impede Borrower’s ability to consummate the Contemplated Transactions; and

(e)          any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements), and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of Borrower or any of the Subsidiaries.

“Maturity Date” means the first Interest Payment Date after the tenth (10th) anniversary of the Closing Date, provided, that in the event that the Term Loan is pooled with other term loans as part of a CLO Transaction pursuant to Section 3.7, the Maturity Date shall be the first Interest Payment Date after the tenth (10th) anniversary of the closing date of such CLO transaction.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Prepayment Price” means a price equal to 100% of the principal balance of the Term Loan as of the date of any prepayment (to the extent that Borrower is prepaying the Term Loan in full) or to the extent that Borrower is prepaying a portion of the principal amount outstanding, the amount of such principal prepayment.

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“Representative” means (i) the Servicer, (ii) the Lender Advisors, and (iii) any Lender’s directors, officers, employees and professional advisors engaged to advise such Lender with respect to this Agreement, the Note, and the Contemplated Transactions who have a reasonable need to know information about Borrower and who agree in writing, in form and substance satisfactory to Borrower, not to use such information for their own benefit and to maintain the confidentiality of the information in question except as required otherwise by law or regulation.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer” means StoneCastle Investment Management, LLC, as the servicer of the assets held by the Initial Lender, or any successor servicer or agent designated by the Majority Lenders.

“Subsidiary(ies)” means individually or collectively, any “significant subsidiary” of Borrower (as such term is defined in Rule 1-02 of Regulation S-X of the Commission) and listed on Schedule A.

“United States” means the United States of America.

[THIS SPACE LEFT INTENTIONALLY BLANK]

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

BORROWER:

FIRST COLEBROOK BANCORP, INC.

By:	/s/ Loyd W. Dollins
Name: Loyd W. Dollins
Title: President and Chief Executive Officer

INITIAL LENDER:

STONECASTLE FINANCIAL CORP.

By:	/s/ Joshua Siegel
Name: Joshua Siegel
Title: Chief Executive Officer

Acknowledged and Agreed:

STONECASTLE INVESTMENT MANAGEMENT, LLC

By:	/s/ Joshua Siegel
Name: Joshua Siegel
Title: Managing Partner

[Signature Page to Subordinated Term Loan Agreement]

SCHEDULE A

SUBSIDIARIES

[Signature Page to Subordinated Term Loan Agreement]

SCHEDULE B

DISCLOSURE SCHEDULES

Section 2.2 – Existing Security Interest or Liens

None.

Section 2.5 – Regulatory Consents and Approvals

None.

Section 2.6 – Preemptive Rights

None.

Section 2.13 – Taxes Due

None.

Section 2.18 – Insurance

Commercial Package Insurance

Umbrella

Bond Insurance

Directors & Officers Insurance

Mortgage Protection

Flood

Business Auto

Force Place

Section 2.22 – Prohibition on Interest Payments

None.

SCHEDULE C

PRINCIPAL LOAN AMOUNT AND INTEREST RATE

Date:	March 22, 2016

Borrower Name:	First Colebrook Bancorp, Inc.

Principal Amount of the Loan:	$5,000,000

Pre-payment:	The Term Loan shall not be prepaid by Borrower prior to September 22, 2016 (unless as provided for otherwise herein)

Applicable Interest Rate:	7.99% per annum

Maturity Date:	April 1, 2026

In the event that the Term Loan is pooled with other term loans as part of a CLO Transaction pursuant to Section 3.7, the Term Loan and the Note will be revised as follows:

Pre-payment:	The Term Loan shall not be prepaid by Borrower prior to the five-year anniversary of closing date of such CLO transaction (unless as provided for otherwise herein)

Applicable Interest Rate:	6.99% per annum

Maturity Date:	The first Interest Payment Date after the tenth (10th) anniversary of the closing date of such CLO transaction

EXHIBIT A

FORM OF SUBORDINATED TERM NOTE

(see attached)

EXHIBIT A – FORM OF TERM NOTE

FIRST COLEBROOK BANCORP, INC.

THIS SUBORDINATED TERM NOTE (THIS “NOTE”) WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $100,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A DENOMINATION OF LESS THAN $100,000 AND MULTIPLES OF $100,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTE.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND THE CLAIMS OF GENERAL AND SECURED CREDITORS OF THE COMPANY, IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE COMPANY OR ANY OF ITS SUBSIDIARIES AND IS UNSECURED.

FIRST COLEBROOK BANCORP, INC.

TERM NOTE DUE 2026

Certificate No.: 1

U.S.$ 5,000,000	Dated: March 22, 2016

FOR VALUE RECEIVED, the undersigned, First Colebrook Bancorp, Inc., a Delaware corporation (the “Company”), promises to pay to the order of StoneCastle Financial Corp., or registered assigns (collectively, the “Lender”), the principal amount of $5,000,000, in the lawful currency of the United States of America, or such lesser or greater amount as shall then remain outstanding under this Note, at the times and in the manner provided herein, but no later than the tenth anniversary of the closing date of the Loan Agreement, or such other date upon which this Note shall become due and payable, whether by reason of extension, acceleration or otherwise, subject to, and in accordance with, the terms of the Subordinated Loan Agreement, dated as of March 22, 2016, by and between the Company as Borrower, and the Lender, as Lender (as amended, restated, amended and restated, refinanced, extended, supplemented and/or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Interest on this Note will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on July 1, 2016, and at maturity.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note is the Note referred to in the Loan Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, and for optional prepayment of the principal hereof prior to the maturity hereof, all upon the terms and conditions therein specified.

THIS NOTE MAY NOT BE TRANSFERRED OR ASSIGNED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FIRST COLEBROOK BANCORP, INC.

By:
Name: Loyd W. Dollins
Title: President and Chief Executive Officer

ATTEST:

[REVERSE SIDE OF NOTE]

FIRST COLEBROOK BANCORP, INC.
TERM NOTE DUE 2026

The Company promises to pay interest on the principal amount of this Note (this “Note”), commencing on the Closing Date until the first Interest Payment Date, as defined below, after the tenth anniversary of the closing date of the Loan Agreement, as defined below (the “Maturity Date”), or such earlier date as this Note is paid in full, at a fixed rate equal to 7.99% per annum. The unpaid principal balance of this Note plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable. This Note is the Note referred to in that certain Subordinated Loan Agreement, dated March 22, 2016, by and between the Company and Lender (the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

1.          Computation and Payment of Interest. This Note will bear interest at the rate set forth above from and including each Interest Payment Date to, but excluding, the next succeeding Interest Payment Date (or in the case of the initial Interest Payment Date, from the Closing Date to, but excluding, the initial Interest Payment Date), or in the case of the final Interest Payment Date, the Maturity Date. Interest on this Note shall be paid in arrears on each Interest Payment Date. The initial Interest Payment Date shall be July 1, 2016. “Interest Payment Date” shall mean January 1, April 1, July 1 and October 1 of each year and the Maturity Date. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days.

2.          Non-Business Days. Whenever any payment to be made by the Company hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day without change in any computation of interest with respect to such payment (or any succeeding payment). “Business Day” means any day other than a Saturday, Sunday or a legal holiday under the laws of the State of New York or any other day on which banking institutions located in the State of New York are authorized or required by law or other governmental action to close.

1.          Subordination. The rights of the Lenders to the principal sum and to any accrued interest shall remain subject and subordinate in right of payment (in accordance with 12 C.F.R. § 217.20(d), as supplemented by the Federal Reserve’s subordinated debt policy statement, 12 C.F.R. 250.166, and Federal Reserve Supervisory Letter SR 92 37 (October 15, 1992)) to the claims of: (a) creditors of the Company holding senior indebtedness, which shall include, at a minimum, the following: (i) all borrowed and purchased money (except such borrowed or purchased money that by its terms expressly ranks pari passu with, or junior to, the Note); (ii) similar obligations arising from off-balance sheet guarantees and direct credit substitutes; and (iii) obligations associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements; and (b) general creditors (collectively, “Senior Claims”). Upon dissolution or liquidation of the Company, no payment of principal, interest or premium (including post default interest) shall be due and payable under the terms of this Note until all Senior Claims shall have been paid in full. The Note ranks equally with all of the Company’s other present or future Unsecured Subordinated Debt whenever issued, except any of its Unsecured Subordinated Debt which may be expressly stated to be subordinated to the Note. The Note ranks senior to all current and future junior subordinated debt obligations, preferred stock and common stock of the Company. “Unsecured Subordinated Debt” means unsecured subordinated debt of the Company, whether or not such debt is intended to qualify as Tier 2 capital under the applicable capital adequacy rules and regulations promulgated by the Federal Reserve.

2.          Amendments and Waivers. The Note and the terms hereunder may only be amended or waived in accordance with the provisions of the Loan Agreement. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

3.          Notices. All notices and other communications hereunder shall be in writing and, for purposes of this Note, shall be delivered in accordance with, and effective as provided in, the Loan Agreement.

EXHIBIT B

FORM OF NOTICE OF BORROWING

(see attached)

EXHIBIT B

FORM OF

NOTICE OF BORROWING

StoneCastle Financial Corp.

152 West 57th Street,

35th Floor New York,

New York 10019

Attention: Rachel Schatten,

General Counsel

Telephone: (212) 354-6500

E-mail:rschatten@stonecastle.com

Ladies and Gentlemen:

The undersigned, [          ] (the “Borrower”), refers to the Subordinated Loan Agreement dated on or about [          ], 2016 (the “Loan Agreement”), between the Borrower and StoneCastle Financial Corp., as Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

The Borrower hereby gives notice pursuant to Section 1.9(a)(ii) that it requests a Term Loan pursuant to the provisions of Section 1 of the Loan Agreement and in connection herewith sets forth below the terms on which such borrowing is requested to be made:

Date of Borrowing (which is a Business Day)	[	],2016

Principal Amount of Borrowing	$[	]

Closing Fee	$[	]

Transaction Expenses	$[	]

Net Settlement/Funding Amount:	$[	]
(Principal minus Closing Fee)

Account Number and Location	Bank Name: [	]
	Routing Number: [	]
	Account Name: [	]
	Account Number: [	]
	Notes: [	]

Signature Page Follows

The undersigned hereby certifies that all of the conditions to the proposed Loan set forth in Section 4 of the Loan Agreement have been, or will be, fulfilled on the Date of Borrowing.

Very truly yours,

[BORROWER]

By:
Title:

EXHIBIT C

FORM OF LEGAL OPINION

(see attached)

EXHIBIT C – FORM OF LEGAL OPINION

1.	Borrower and the Bank have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization.

2.	Borrower is a registered [bank holding company under the Bank Holding Company Act of 1956, as amended]/[financial holding company under the Gramm-Leach-Bliley Act]/[savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended].

3.	The Bank is an “insured depository institution” under Section 3(c)(2) of the Federal Deposit Insurance Act.

4.	Borrower has the corporate power and authority to execute and deliver and to perform its obligations under the Agreement, including, without limitation, to borrow under the Term Loan pursuant to the Agreement, and the execution, delivery and performance thereof by Borrower have been duly authorized by all necessary corporate action on the part of Borrower.

5.	The Agreement has been duly executed and delivered by Borrower and constitutes the valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

6.	The execution and delivery by Borrower of the Agreement and the consummation or performance of any of the Contemplated Transactions, does not and will not require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by Borrower with any federal or state governmental authority, except any such indication of non-objection, consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by Borrower with any federal or state governmental authority that has been obtained or made on or prior to the date hereof and remains in full force and effect.

7.	The execution and delivery by Borrower of the Agreement and the consummation or performance of any of the Contemplated Transactions, does not and will not: (a) violate any federal or state statute, rule or regulation applicable to Borrower in transactions of the nature contemplated by the Agreement; (b) violate any court order, judgment or decree known to such counsel; (c) result in any violation of the [Certificate of Incorporation]/[Articles of Incorporation]/[Certificate of Formation] or Bylaws of Borrower; or (d) result in a breach of, or constitute a default under, any Material Contract.

8.	Neither Borrower nor any of its Subsidiaries is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

* The opinion letter of Borrower’s counsel will be subject to customary limitations and carveouts, and such counsel may rely as to matters of fact upon such certificates of the officers of Borrower and the Bank or governmental officials as such counsel deems appropriate

EXHIBIT D

FORM OF SECRETARY’S CERTIFICATE

(see attached)

EXHIBIT D – FORM OF SECRETARY’S CERTIFICATE

The undersigned hereby certifies that such person is the duly elected, qualified and acting Secretary of [          ], [a]/[an] [          ] corporation (the “Borrower”), and that as such [he]/[she] is authorized to execute and deliver this certificate in the name and on behalf of the Borrower and in connection with the Subordinated Loan Agreement, dated as of [          ], 2016, by and between the Borrower and StoneCastle Financial Corp., a Delaware corporation (the “Loan Agreement”), and further certifies in such person’s official capacity, in the name and on behalf of the Borrower, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Borrower dated [ ], 2016, which represent all of the resolutions approving the transactions contemplated by the Loan Agreement and the borrowing of the Term Loan. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the [Certificate of Incorporation]/[Articles of Incorporation]/[Certificate of Formation] of the Borrower (the “Charter”), together with any and all amendments thereto currently in effect, and no action has been taken to amend, modify or repeal the Charter, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Borrower and any and all amendments thereto currently in effect, and no action has been taken to amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his or her name and is duly authorized to sign the Agreement and related documents on behalf of the Borrower, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

[ ]	[ ]

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has hereunto set [his]/[her] hand as of this [_jday of [             ], 2016.

[ Name ]
Secretary

I, [                ], [             ] of the Borrower, hereby certify that [                  ] is the duly elected, qualified and acting Secretary of the Borrower and that the signature set forth above is [his]/[her] true signature.

[ Name ]
[ Position ]

[Signature Page to Secretary’s Certificate]

EXHIBIT A

RESOLUTIONS OF THE BORROWER

[Attach Resolutions]

EXHIBIT B

CHARTER OF THE BORROWER

[Attach Charter]

EXHIBIT C

BYLAWS OF THE BORROWER

[Attach Bylaws]

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

(see attached)

EXHIBIT E – FORM OF OFFICER’S CERTIFICATE

The undersigned, in [his]/[her] capacity as [ ] of [ ], [a]/[an] [ ] corporation (the “Borrower”), pursuant to the terms of the Subordinated Loan Agreement, dated as of [ ], 2016, by and between the Borrower and StoneCastle Financial Corp., a Delaware corporation (the “Loan Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Term Loan Agreement):

1.	The representations and warranties of the Borrower contained in the Term Loan Agreement were true and correct in all material respects as of the date of the Term Loan Agreement and as of the date hereof as if then made, except for such representations and warranties that speak as of a specific date (which representations and warranties were so true and correct as of such date); provided, however, that the representations and warranties that contain an express materiality qualification were true and correct in all respects as of the date of the Term Loan Agreement and as of the date hereof as if then made (or such other date as specified).

2.	The Borrower has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

3.	The Borrower has obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the borrowing of the Term Loan, including but not limited to, any and all approvals or indications of non-objection from the applicable Governmental Agencies, all of which are in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate this [   ] day of [          ], 2016.

[ Name ]
[ Position ]

EXHIBIT F

FORM OF CONFIDENTIALITY AGREEMENT

(see attached)

CONFIDENTIALITY AGREEMENT

This CONFIDENTIALITY AGREEMENT (“Agreement”) is entered into as of [          ] , [2016] (“Effective Date”) by and between [          ] (“Bank”) and STONECASTLE LOAN MANAGEMENT, LLC (“SLM”). Bank and SLM are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.           Bank, in contemplation of entering into a business relationship with SLM, an investment advisor registered with the U.S. Securities and Exchange Commission, whereby SLM may arrange for the extension of a loan borrowed by Bank (the “Transaction”), will be providing certain Confidential Information (as described in more detail below) to SLM which may include, but is not limited to, various financial and business information of a proprietary nature; and

B.           Bank desires to maintain the confidential nature of such Confidential Information.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.          Confidential Information. SLM (the “Receiving Party”) hereby agrees that the term “Confidential Information” means any information (without regard to the medium by which such information may be communicated, whether written, oral, visual, audio, graphic, computerized or otherwise) received or obtained from Bank (the “Disclosing Party”), or from any other source on the Disclosing Party’s behalf, regarding (a) the Transaction and information related thereto, (b) the Disclosing Party or (c) the Disclosing Party’s customers, and all information relating to and identified with such customers. Confidential Information shall not include (i) information, which at the time of disclosure hereunder is in the public domain; (ii) information, which after disclosure hereunder is published or otherwise becomes part of the public domain through no fault of the Receiving Party, but only after it is published or comes into the public domain; (iii) information that was in the possession of the Receiving Party prior to receiving the information from the Disclosing Party; or (iv) was independently developed by the Receiving Party without the use of Confidential Information.

2.          Use of Confidential Information. The Receiving Party shall hold all Confidential Information in strict confidence, and shall not disclose or duplicate any Confidential Information; provided, however, that the Receiving Party may disclose Confidential Information to (a) its affiliated investment advisors and such investment advisors’ affiliates, including any entities’ to which they provide advisory services, (collectively, “StoneCastle Entities”) and each of their directors, officers, employees, counsel, agents, consultants, creditors, advisers, auditors, and accountants (collectively, “Representatives”), lenders, rating agencies and Legitimate Buyers (as described below); provided that the Receiving Party shall inform such Representatives of the confidential nature of Confidential Information and direct them to treat Confidential Information in accordance with the terms of this Agreement and (b) to the extent required by applicable law, subpoena or court order or as otherwise requested by any governmental agency or regulatory authority (including any self-regulatory organization having jurisdiction) provided that the Receiving Party (i) to the extent permitted by law, uses commercially reasonable efforts to provide the Disclosing Party with prior notice of such disclosure and (ii) discloses only that portion of the Confidential Information that is legally required to be furnished.

Confidentiality Agreement

[                 ]

March 7, 2016

Notwithstanding this Paragraph 2, Bank consents to the disclosure in any of the StoneCastle Entities routine regulatory filings with the Securities and Exchange Commission regarding Bank’s securities or loans held by such entity and agrees that no notice shall be required with respect to the disclosure of such information. Furthermore, SLM and the StoneCastle Entities shall be free to purchase and sell any security (debt or equity) or loan issued or borrower by Bank or any of its affiliates, at any time, now or in the future, subject to applicable federal and state rules and regulations. As used in this Paragraph 2, “Legitimate Buyers” shall mean (i) potential purchasers of securities issued by Bank or any of its affiliates and held by SLM, or any StoneCastle Entity that are not competitors to Bank as reasonably determined by Bank or the applicable affiliate and (ii) any securitization or special purpose vehicle that may extend a loan to the Borrower where a StoneCastle Entity acts as either a servicer or arranger to such securitization or special purpose vehicle.

3.          Protection of Third Party Confidential Information. The Receiving Party acknowledges that the Disclosing Party has a responsibility to its customers to keep records and information confidential and proprietary. Accordingly, the Receiving Party agrees to use commercially reasonable efforts to protect against the unauthorized use, disclosure, duplication or destruction of such Confidential Information.

4.          Equitable Remedy. The Receiving Party acknowledges that the Disclosing Party’s remedies at law may be inadequate to protect against breach of this Agreement and therefore the Receiving Party hereby consents to the Disclosing Party seeking immediate injunctive relief by a court of appropriate jurisdiction to enjoin any breach or any threatened breach of this Agreement.

5.          Return/Destruction of Confidential Information. At any time upon the Disclosing Party’s written request, the Receiving Party shall promptly return to the Disclosing Party (or, at the Receiving Party’s request, destroy) all materials (in written, electronic or other form) containing or constituting Confidential Information, including, without limitation, any copies and portions thereof. Notwithstanding the foregoing, the Receiving Party and its Representatives may retain Confidential Information to comply with applicable law or regulation or professional standard or bona fide internal compliance policy requirements. Destruction of Confidential Information is deemed to have occurred with respect to electronic files if such files are deleted from inboxes and hard-drives.

6.          Severability. If any provision of this Agreement is deemed void, invalid, or unenforceable by any court or tribunal of competent jurisdiction, such provision shall be stricken from this Agreement without effect on the remaining provisions of the Agreement as a whole.

7.          Waiver. No failure or delay by either Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof or preclude the exercise of any other or further right, power, or privilege hereunder.

8.          Governing Law and Venue. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the Parties, and/or the interpretation and enforcement of the rights and duties of the Parties shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law provisions of such state. Any dispute arising out of this Agreement shall be filed in the appropriate court of jurisdiction in New York County, NY.

9.          Termination. This Agreement shall terminate the earlier of (a) the date the Parties enter into a definitive agreement relating to the Transaction or (b) one (1) year from the Effective Date.

10.         Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. The Parties have not made any other agreement or representation of any kind with respect to such subject matter.

Confidentiality Agreement

[                   ]

March 7, 2016

11.         Modification. This Agreement shall not be amended or modified except in a writing signed on behalf of Bank and SLM.

12.         Counterparts, Execution of Agreement. This Agreement maybe executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, where taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement by the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for any purpose whatsoever.

13.         Authorization and Binding Obligations. Each Party represents to the other Party that the execution, delivery and performance of this Agreement have been duly authorized, and this Agreement has been duly executed and delivered by the signatory so authorized, and the obligations contained herein constitute the valid and binding obligations of such Party.

14.         Right to Carry On Business. This Agreement is not intended to limit or preclude either Party or any of its affiliates (a) from carrying on any business with, or from providing banking or other financial services to, any person, including without limitation, any competitor, supplier or counterparty of the other Party, or any other person which may have interests different than or adverse to the other Party or (b) from carrying on its business as currently conducted or as such business may be conducted in the future, in each case, to the extent not in violation of the terms of this Agreement.

15.         Final Agreement Supersedes Confidentiality Agreement. In the event the Parties enter into a final agreement with respect to the subject matter of this Agreement, then the Parties agree that the confidentiality provisions contained in such agreement shall supersede the terms of this Agreement.

16.         Notices. Any notice provided for in or permitted under this Agreement shall be made in writing and may be given or served by (a) delivering the same in person to the Party to be notified, (b) depositing the same in the United States mail, postage prepaid, registered or certified with return receipt requested, and addressed to the Party to be notified at the address herein specified, (c) sent by reputable overnight delivery services (such as Federal Express or United States Express Mail) or (d) sent by electronic mail (with confirmation sent by any of the means described in subparagraphs (a), (b) or (c) above). Notices given in accordance with any of the foregoing methods shall be effective when received (or service is refused). For the purpose of notice, the address of the Parties shall be, until changed as provided for below. The Parties shall have the right at any time to change their respective addresses and each shall have the right to specify as its address any other address by written notice to the other Party.

STONECASTLE LOAN MANAGEMENT, LLC Attn: Rachel Schatten, Esq. 152 West 57th Street, 35th Floor New York, NY 10019 Phone: 212-354-6500 e-mail: rschatten@stonecastle.com	[ ]

Attn:[ ]

[ ]

[ ]

Phone: [ ]

e-mail: [ ]

[signatures on following page]

Confidentiality Agreement

[                  ]

March 7, 2016

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the Effective Date.

STONECASTLE LOAN MANAGEMENT, LLC	[ ]

By:	By:

Name:	Name:

Title:	Title:

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